Exhibit 99.1

Willdan Group Reports

Fourth Quarter and Full Year 2024 Results and Provides 2025 Outlook

ANAHEIM, Calif. –March 6, 2025 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today announced its financial results for the fourth quarter and fiscal year ended December 27, 2024 and outlook for 2025.

Fiscal Year 2024 Highlights*

●	Contract revenue of $565.8 million, up 10.9%.
●	Net revenue** of $296.3 million, up 9.9%.
●	Net income of $22.6 million, up from net income of $10.9 million.
●	Adjusted EBITDA** of $56.8 million, up 24.2%.
●	GAAP Diluted EPS of $1.58, up 97.5%.
●	Adjusted Diluted EPS** of $2.43, up 38.9%.
●	Cash flow from operations of $72.1 million, up 83.8%.

Fourth Quarter 2024 Highlights*

●	Contract revenue of $144.1 million, down 7.5%.
●	Net revenue** of $79.3 million, down 1.9%.
●	Net income of $7.7 million, down 4.3%.
●	Adjusted EBITDA** of $17.7 million, up 1.4%.
●	GAAP Diluted EPS of $0.53, down 8.6%.
●	Adjusted Diluted EPS** of $0.75, down 6.3%.
●	Cash flow from operations of $33.5 million, up 121.6%.

Executive Management Comments

“The fourth quarter capped an outstanding year for Willdan, with double-digit full year organic growth across key metrics and our resumption of strategic acquisitions,” said Mike Bieber, Willdan’s President and Chief Executive Officer. “We are in a strong liquidity position and have significant opportunities to fund strategic expansion. This week, we enhanced our electrical engineering and management consulting capabilities in substations for data centers and renewables with the acquisition of Alternative Power Generation, Inc., a provider of customized electric power solutions. Rising electricity demand and increasing costs continue to help drive growth for Willdan. The new year is off to a strong start, with good visibility and steady funding on our core programs, bolstered further by new wins and acquisitions.”

Fiscal Year 2025 Financial Targets

●	Net revenue** between $320 million and $330 million.
●	Adjusted EBITDA** between $63 million and $67 million.
●	Adjusted Diluted EPS** between $2.70 per share and $2.85 per share.

Assumes 15.1 million diluted shares, 16% effective tax rate, and no future acquisitions.

*As compared to the same period of fiscal 2023.

**See “Use of Non-GAAP Financial Measures” below.

Fourth Quarter 2024 Conference Call

Willdan will be hosting a conference call to discuss its fourth quarter and full fiscal year 2024 financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 877-407-2988 (or 201-389-0923). The conference call will be webcast simultaneously on Willdan’s website at https://edge.media-server.com/mmc/p/gtgb47rc/

A replay of the conference call will be available through Willdan’s website at https://ir.willdangroup.com/events-presentations.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with U.S. generally accepted accounting principles (“GAAP”) minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with GAAP and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2025 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2025, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 45.0% and 47.6% of contract revenue for the quarter ended December 27, 2024 and fiscal year 2024, respectively, and 48.1% and 47.1% for the quarter ended December 29, 2023 and fiscal year 2023, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release. A reconciliation of targeted net income for fiscal year 2025 as reported in accordance with GAAP to Adjusted EBITDA for fiscal year 2025, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment that are subtracted from net income in order to derive Adjusted EBITDA.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, refinancing costs, and tax benefit distribution, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, refinancing costs, and tax benefit distribution, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses.

Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release. Reconciliations of targeted net income as reported in accordance with GAAP to targeted Adjusted Net Income for fiscal year 2024, which is a forward-looking non-GAAP financial measure, and targeted diluted EPS as reported in accordance with GAAP to targeted Adjusted Diluted EPS for fiscal year 2025, which is a forward-looking non-GAAP financial measure, are not provided because Willdan is unable to provide such reconciliations without unreasonable effort. The inability to provide such reconciliations is due to the uncertainty and inherent difficulty of predicting the stock-based compensation, intangible amortization, and interest accretion, each net of tax, that are subtracted from net income and diluted EPS in order to derive Adjusted Net Income and Adjusted Diluted EPS, respectively.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, assumptions, aims, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding strategic expansion, rising electricity demand and increasing costs helping to drive growth for Willdan and financial targets for fiscal year 2025. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, elevated interest rates, and elevated inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; and Willdan’s ability to attract and retain managerial, technical, and administrative talent.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 27, 2024, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	December 27,	December 29,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$74,158	$23,397
Restricted cash	—	—
Accounts receivable, net of allowance for doubtful accounts of $1,313 and $866 at December 27, 2024 and December 29, 2023, respectively	65,557	69,677
Contract assets	88,528	93,885
Other receivables	2,302	1,169
Prepaid expenses and other current assets	4,979	3,888
Total current assets	235,524	192,016
Equipment and leasehold improvements, net	29,534	27,097
Goodwill	140,991	131,144
Right-of-use assets	14,035	12,465
Other intangible assets, net	29,414	31,956
Other assets	2,019	4,949
Deferred income taxes, net	13,346	15,961
Total assets	$464,863	$415,588
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,766	$33,193
Accrued liabilities	62,776	54,129
Contingent consideration payable	2,500	—
Contract liabilities	21,556	13,183
Notes payable	10,137	8,452
Finance lease obligations	1,138	1,186
Lease liability	5,804	4,537
Total current liabilities	137,677	114,680
Contingent consideration payable	1,713	—
Notes payable, less current portion	79,350	88,979
Finance lease obligations, less current portion	1,379	1,184
Lease liability, less current portion	9,939	9,758
Other noncurrent liabilities	462	1,142
Total liabilities	230,520	215,743

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 14,169 and 13,682 shares issued and outstanding at December 27, 2024 and December 29, 2023, respectively	142	137
Additional paid-in capital	197,368	185,795
Accumulated other comprehensive income (loss)	(314)	(664)
Retained earnings	37,147	14,577
Total stockholders’ equity	234,343	199,845
Total liabilities and stockholders’ equity	$464,863	$415,588

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023
Contract revenue	$144,061	$155,677	$565,798	$510,095

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	24,296	26,347	93,543	89,915
Subcontractor services and other direct costs	64,806	74,905	269,473	240,413
Total direct costs of contract revenue	89,102	101,252	363,016	330,328

Gross profit	54,959	54,425	202,782	179,767

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	26,924	26,950	105,373	95,556
Facilities and facility related	2,487	2,365	9,718	9,565
Stock-based compensation	2,033	1,259	7,388	5,323
Depreciation and amortization	3,808	3,913	14,745	16,431
Other	8,837	8,189	34,205	30,818
Total general and administrative expenses	44,089	42,676	171,429	157,693

Income (Loss) from operations	10,870	11,749	31,353	22,074

Other income (expense):
Interest expense, net	(1,770)	(2,303)	(7,801)	(9,413)
Other, net	834	538	3,127	1,930
Total other expense, net	(936)	(1,765)	(4,674)	(7,483)

Income (Loss) before income taxes	9,934	9,984	26,679	14,591
Income tax (benefit) expense	2,246	1,953	4,109	3,665
Net income (loss)	7,688	8,031	22,570	10,926

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	493	(664)	350	(664)
Comprehensive income (loss)	$8,181	$7,367	$22,920	$10,262

Earnings (Loss) per share:
Basic	$0.55	$0.59	$1.63	$0.82
Diluted	$0.53	$0.58	$1.58	$0.80

Weighted-average shares outstanding:
Basic	14,012	13,503	13,818	13,394
Diluted	14,509	13,731	14,245	13,606

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	December 27,	December 29,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$22,570	$10,926
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,745	16,431
Other non-cash items	(73)	1,445
Deferred income taxes, net	2,615	2,582
(Gain) loss on sale/disposal of equipment	(15)	(63)
Provision for doubtful accounts	740	825
Stock-based compensation	7,388	5,323
Accretion and fair value adjustments of contingent consideration	153	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	5,316	(10,300)
Contract assets	5,778	(10,825)
Other receivables	(1,133)	3,604
Prepaid expenses and other current assets	(1,091)	2,566
Other assets	2,953	5,717
Accounts payable	(831)	4,360
Accrued liabilities	4,707	5,030
Contract liabilities	8,373	598
Right-of-use assets	(122)	995
Net cash (used in) provided by operating activities	72,073	39,214
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(8,413)	(9,925)
Proceeds from sale of equipment	34	68
Cash paid for acquisitions, net of cash acquired	(7,364)	(1,600)
Net cash (used in) provided by investing activities	(15,743)	(11,457)
Cash flows from financing activities:
Payments on contingent consideration	—	(4,000)
Payment on restricted cash	—	(10,679)
Payments on notes payable	(190)	(1,631)
Payments on debt issuance costs	—	(1,114)
Borrowings under term loan facility and line of credit	—	105,000
Repayments under term loan facility and line of credit	(8,125)	(112,875)
Principal payments on finance leases	(1,444)	(1,304)
Proceeds from stock option exercise	2,759	182
Proceeds from sales of common stock under employee stock purchase plan	2,838	2,781
Cash used to pay taxes on stock grants	(1,407)	(205)
Net cash (used in) provided by financing activities	(5,569)	(23,845)
Net increase (decrease) in cash, cash equivalents and restricted cash	50,761	3,912
Cash, cash equivalents and restricted cash at beginning of period	23,397	19,485
Cash, cash equivalents and restricted cash at end of period	$74,158	$23,397
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$7,520	$10,193
Income taxes	1,316	(3,072)
Supplemental disclosures of noncash investing and financing activities:
Contingent consideration related to business acquisitions	$4,060	$—
Equipment acquired under finance leases	1,605	961

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023
Consolidated
Contract revenue	$144,061	$155,677	$565,798	$510,095
Subcontractor services and other direct costs	64,806	74,905	269,473	240,413
Net Revenue	$79,255	$80,772	$296,325	$269,682

Energy segment
Contract revenue	$120,675	$134,646	$473,309	$426,976
Subcontractor services and other direct costs	64,077	74,046	266,092	236,603
Net Revenue	$56,598	$60,600	$207,217	$190,373

Engineering and Consulting segment
Contract revenue	$23,386	$21,031	$92,489	$83,119
Subcontractor services and other direct costs	729	859	3,381	3,810
Net Revenue	$22,657	$20,172	$89,108	$79,309

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023
Net income (loss)	$7,688	$8,031	$22,570	$10,926
Interest expense	1,770	2,303	7,801	9,413
Income tax expense (benefit)	2,246	1,953	4,109	3,665
Stock-based compensation	2,033	1,259	7,388	5,323
Interest accretion(1)	153	—	153	—
Depreciation and amortization	3,808	3,913	14,745	16,431
(Gain) Loss on sale of equipment	(2)	—	(15)	(63)
Adjusted EBITDA	$17,696	$17,459	$56,751	$45,695

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023
Net income (loss)	$7,688	$8,031	$22,570	$10,926
Adjustment for stock-based compensation	2,033	1,259	7,388	5,323
Tax effect of stock-based compensation	(364)	(237)	(1,322)	(1,003)
Adjustment for intangible amortization	1,783	2,199	7,197	10,109
Tax effect of intangible amortization	(319)	(414)	(1,288)	(1,905)
Adjustment for interest accretion (1)	153	—	153	—
Tax effect of interest accretion (1)	(27)	—	(27)	—
Adjustment for refinancing costs	—	—	—	467
Tax effect of refinancing costs	—	—	—	(88)
Adjusted Net Income (Loss)	$10,947	$10,837	$34,671	$23,830

Diluted weighted-average shares outstanding	14,509	13,731	14,245	13,606

Diluted earnings (loss) per share	$0.53	$0.58	$1.58	$0.80
Impact of adjustment:
Stock-based compensation per share	0.14	0.09	0.52	0.39
Tax effect of stock-based compensation per share	(0.03)	(0.01)	(0.09)	(0.07)
Intangible amortization per share	0.12	0.16	0.50	0.74
Tax effect of intangible amortization per share	(0.02)	(0.02)	(0.09)	(0.14)
Interest accretion per share (1)	0.01	—	0.01	—
Tax effect of interest accretion per share (1)	(0.00)	—	(0.00)	—
Refinancing costs per share	—	—	—	0.03
Tax effect of refinancing cost per share	—	—	—	0.00
Adjusted Diluted EPS	$0.75	$0.80	$2.43	$1.75

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.

Contact:

Willdan Group, Inc.

Al Kaschalk

Vice President

Tel: 310-922-5643

akaschalk@willdan.com